SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 14, 2011
Date of Report
(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On a Form 8-K filed on August 10, 2010, SonoSite, Inc. (”SonoSite”) announced the resignation of Michael J. Schuh as Chief Financial Officer of SonoSite, Inc, and the appointment of Marcus Smith as Chief Financial Officer, effective August 10, 2010.

Mr. Schuh continued to work at SonoSite since that announcement and on January 14, 2011, SonoSite and Mr. Schuh entered into a Separation Agreement and General Release (the "Separation Agreement"), pursuant to which his employment with SonoSite ended and SonoSite agreed to pay Mr. Schuh a severance payment of up to 12 months’ salary, annual bonus, acceleration of all of his unvested stock options and restricted stock units, plus certain continuing medical coverage and life and long-term disability insurance benefits.  In addition, the Separation Agreement provides for the payment of severance benefits contained in the Senior Management Employment Agreement between Mr. Schuh and SonoSite, dated December 31, 2008  (if such benefits become payable within a specified tail period), less any benefits already received under the Separation Agreement. In exchange for these benefits, Mr. Schuh has provided to SonoSite a full waiver and release of claims against the company, its employees and directors, as well as non solicitation and non disparagement commitments.

A copy of the Separation Agreement and General Release between the Company and Mr. Schuh is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Separation Agreement and General Release between the Company and Michael J. Schuh.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	January 18, 2011	By:	/s/ MARCUS Y. SMITH
Marcus Y. Smith Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and General Release between the Company and Michael J. Schuh.

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